UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 16, 2026, Ondas Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”), by and among the Company, Omnisys Ltd., a company organized under the laws of the State of Israel (“Omnisys”), Omnisys’ shareholders listed on Exhibit A thereto (the “Company Shareholders”), and Mr. Ofer Yarden, solely in such person’s capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties (as defined in the Agreement) and not in any personal capacity.

The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, the Company will acquire 100% of the issued and outstanding share capital (“Omnisys Shares”) of Omnisys (the “Acquisition”). At the closing of the Acquisition, upon the terms and subject to the conditions set forth in the Agreement, the Company shall pay an aggregate amount of $199,000,000 of shares of the Company's common stock, par value $0.0001 per share (“Common Stock”), subject to certain adjustments set forth in the Agreement (the “Purchase Price”), of which (i) $29,000,000 of Common Stock shall be paid on the closing of the Acquisition, (ii) $142,500,000 of Common Stock shall be paid in five equal installments within twenty days following the closing of the Acquisition, and (iii) the balance of the Purchase Price shall be paid in Common Stock on the twenty-forth Trading Day (as defined in the Agreement) following the closing of the Acquisition.

Additionally, pursuant to the terms of the Agreement, for three years after the closing of the Acquisition, the Company Shareholders have an opportunity to earn an additional aggregate amount of up to $60,000,000 in contingent earn-out payments, subject to certain milestones as set forth in the Agreement, payable in Common Stock (the “Earn-Out Payments”).

The shares of Common Stock issued pursuant to the Acquisition, including the Earn-Out Payments, are to be registered for resale pursuant to a registration rights agreement to be entered into at closing of the Acquisition.

Each of the Company, Omnisys, and the Company Shareholders has provided customary representations, warranties and covenants in the Agreement. The completion of the Acquisition is subject to various closing conditions, including (a) the requisite shareholder consent of Omnisys being obtained, (b) the requisite governmental approvals, consents and/or waivers, if any, being obtained, (c) the absence of any applicable order issued preventing the consummation of the Acquisition shall be in effect, and no action shall have been taken by any Governmental Entity (as defined in the Agreement) seeking any of the foregoing, and no applicable law or order shall have been enacted, entered, enforced or deemed applicable that makes the consummation of the Acquisition illegal, (d) the absence of any threatened, instituted or pending lawsuit, litigation, claims, investigations or other proceedings by any third party which purports to prevent or limit the consummation of the Acquisition, (e) the absence of any Material Adverse Effect (as defined in the Agreement) with respect to Omnisys or its subsidiaries, and (f) all Key Employees (as defined in the Agreement) and no fewer than 90% of the employees and Contingent Workers (as defined in the Agreement) of Omnisys and its subsidiaries shall have continued to be engaged by Omnisys or the applicable subsidiary as of immediately following closing of the Acquisition.

The Agreement contains customary termination rights for both the Company and Omnisys, including, but not limited to, (i) the mutual written consent duly authorized by the Company and Omnisys, (ii) the written notice by the Company or Omnisys if the closing of the Acquisition has not occurred on or before June 16, 2026 (the “Termination Date”), provided that, this right to terminate shall not be available to any party whose material breach of any covenant, agreement or obligation under the Agreement shall have been the principal cause of, or shall have directly resulted in, the failure of the closing of the Acquisition to occur on or before the Termination Date, or (iii) the written notice by the Company or Omnisys if any order of a Governmental Entity of competent authority preventing the Acquisition shall have become final and non-appealable.

The Acquisition is expected to close in the second quarter of 2026.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of shares of the Common Stock in Item 1.01 above will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Regulation S thereunder, for sales to non-U.S. investors outside of the United States.

Item 7.01. Regulation FD Disclosure.

On May 18, 2026, the Company issued an investor fact sheet regarding the Acquisition. A copy of the fact sheet is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events

On May 18, 2026, the Company issued a press release announcing it has entered into the Agreement. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Share Purchase Agreement, dated May 16, 2026, by and among the Company, Omnisys Ltd., shareholders listed on Exhibit A thereto, and Mr. Ofer Yarden, solely in such person’s capacity as the representative, agent and attorney-in-fact of the Indemnifying Parties.
99.1	Fact Sheet, dated May 18, 2026.
99.2	Press Release, dated May 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026	ONDAS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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